Consent of Independent Auditors


The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Variable Annuity Account B:

We consent to the use of our reports dated February 3, 1999 and February 26, 1999, included in this Post-Effective Amendment No. 10 to Registration Statement (File No. 33-75998) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.

                              /s/ KPMG LLP

Hartfort, Connecticut
April 16, 1999